02:00:22 PM                                             EXHIBIT 99. 16


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1996-D

                            KEY PERFORMANCE FACTORS
                                       MAY, 1996



        Expected B Maturity                                       05/15/01


        Blended Coupon                                             5.6150%


        Excess Protection Level
          3 Month Average                                            2.40%
        May, 1996                                                    2.40%
        April, 1996                                                   N/A
        March, 1996                                                   N/A


        Cash Yield                                                  17.37%


        Investor Charge Offs                                         4.18%


        Base Rate                                                   10.80%


        Over 35 Day Delinquency                                      3.94%


        Seller's Interest                                           19.77%


        Total Payment Rate                                          10.90%


        Total Principal Balance                         $16,437,071,773.79


        Investor Participation Amount                    $1,000,000,000.00


        Seller Participation Amount                      $3,249,196,773.79



        * For the purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 8.80% (47/360) was used. The Base Rate was calculated using a 30 day monthly period, 5/01/96 - 5/31/96.